Registration No. 333-43699

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-3
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                               LECROY CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                     13-2507777
  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                     Identification No.)



                            700 Chestnut Ridge Road,
                         Chestnut Ridge, New York 10977
                                 (914) 425-2000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Lutz P. Henckels,
                     President and Chief Executive Officer
                               LeCroy Corporation
                            700 Chestnut Ridge Road
                         Chestnut Ridge, New York 10977
                                 (914) 425-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             Roger D. Feldman, Esq.
                                Bingham Dana LLP
                               150 Federal Street
                          Boston, Massachusetts 02110
                                 (617) 951-8000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ----------------

     This post-effective amendment removes from registration all of the shares of the common stock, par value $0.01 per share ("Common Stock"), of the Registrant, issued in connection with the acquisition by the Registrant of Digitech Industries, Inc., a Delaware corporation ("Digitech"), through the merger of a wholly owned subsidiary of the Registrant with and into Digitech, originally registered pursuant to this Registration Statement that remain unsold pursuant to this Registration Statement as of the date of the filing of this post-effective amendment. The registration is hereby terminated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the village of Chestnut Ridge, State of New York, on June 30, 1999.

                               LECROY CORPORATION


                               By:/s/ John C. Maag
                                  ------------------------
                               Name:  John C. Maag
                               Title: Vice President and Chief Financial Officer




Signature                       Title                                   Date



/s/ Charles A. Dickinson        Chairman of the Board of Directors      June 30, 1999
-----------------------------
Charles A. Dickinson

/s/ Lutz P. Henckels*           President, Chief Executive Officer and  June 30, 1999
-----------------------------   Director
Lutz P. Henckels

/s/ John C. Maag                Vice President -- Finance, Chief        June 30, 1999
-----------------------------   Financial Officer, Secretary, and
John C. Maag                    Treasurer (Principal Financial and
                                Accounting Officer)

/s/ Robert E. Anderson*         Director                                June 30, 1999
-----------------------------
Robert E. Anderson

/s/ Walter O. LeCroy, Jr.*      Director                                June 30, 1999
-----------------------------
Walter O. LeCroy, Jr.

/s/ William G. Sheerer*         Director                                June 30, 1999
-----------------------------
William G. Sheerer

/s/ Allyn C. Woodward           Director                                June 30, 1999
-----------------------------
Allyn C. Woodward



*By:/s/ John C. Maag
    -------------------------
      John C. Maag
      Attorney-in-Fact